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Exhibit 99.2

CONSENT OF RBC CAPITAL MARKETS CORPORATION

        We hereby consent to the inclusion of the Opinion of RBC Capital Markets Corporation as Appendix B to the proxy statement/prospectus contained in the Form S-4 Registration Statement of Brookline Bancorp, Inc., and as an Exhibit thereto, to be filed with the Securities and Exchange Commission in connection with the proposed acquisition of Mystic Financial, Inc. and to the references to the work completed by our firm as financial advisor to Mystic Financial, Inc. in the text of the related proxy statement/ prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933 as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ RBC Capital Markets Corporation

RBC Capital Markets Corporation
September 21, 2004

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  Exhibit 99.2
CONSENT OF RBC CAPITAL MARKETS CORPORATION